Exhibit 8.2

                             [DEAN MEAD LETTERHEAD]



                                December 9, 1997

Board of Directors
Harbor Federal Savings Bank
100 S. Second Street
P.O. Box 249
Fort Pierce, FL 34954-0249

Gentlemen:

     You have asked that we provide you our opinion with regard to certain Florida income tax consequences relating to the Amended Plan of Conversion and Reorganization of Harbor Financial, M.H.C. and Agreement and Plan of Merger between Harbor Financial, M.H.C. ("Mutual Holding Company"), Harbor Florida Bancorp., Inc. ("Holding Company") and Harbor Florida Bancshares, Inc. ("Bancshares") and Harbor Federal Savings Bank ("Bank") dated as of October 31, 1997 (the "Plan").

     We have reviewed the Plan. Unless otherwise defined herein, all capitalized terms used in this letter will have the meanings given to them in the Plan. In addition, we have reviewed and relied upon the opinion letter prepared by Peabody & Brown, a copy of which is attached hereto as Exhibit "A" (the "Peabody & Brown Opinion").

     In rendering our opinion, we have also relied upon certain written representations of Bank and Mutual Holding Company (collectively referred to herein as the "Representations") which are attached to the Peabody & Brown Opinion.

     We have examined the relative provisions of Chapter 220 of the Florida Statutes ("Florida Income Tax Code"), the related Florida Administrative Code and such other Florida laws, regulations, rulings and court decisions we deemed appropriate to render this opinion. Such laws, regulations, administrative rulings and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below.



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Board of Directors
Harbor Federal Savings Bank
December 9, 1997
Page 2

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     There can be no assurance that our opinions would be adopted by the Florida
Department of Revenue (the "Department") or a court. The outcome of litigation cannot be predicted. We have, however, attempted in good faith to opine as to the matters herein.

     Because the Florida income tax consequences of the transactions contemplated by the Plan are dependent upon the Federal income tax consequences of the transactions contemplated by the Plan, you have authorized us to base our opinions set forth herein with respect to the Florida income tax consequences of such transactions on the opinions regarding the Federal income tax consequences set forth in the Peabody & Brown Opinion. Accordingly, based solely upon the assumption that the Federal income tax consequences of the transactions are as set forth in item Nos. 1-13 on pages 9 and 10 of the Peabody & Brown Opinion, it is our opinion that the Florida income tax consequences of the reorganization under the Florida Income Tax Code will be substantially the same as the Federal income tax consequences set forth in item Nos. 1-13 of the Peabody & Brown Opinion.

     The opinions herein expressed are subject to the following assumptions, qualifications and limitations:

          (i) The opinions set forth herein represent our conclusions as to the application of the existing Florida Income Tax Code to the facts of the instant transactions contemplated by the Plan. We can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us. Moreover, there can be no assurance that contrary positions may not be taken by the Department or that the court considering the issues would not hold contrary to such opinions.

          (ii) All of the opinions set forth above are qualified to the extent that the validity or enforceability of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability or liability under any Federal, State or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous waste, toxic substances, asbestos or the like. Further, the opinions set forth above represent


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Board of Directors
Harbor Federal Savings Bank
December 9, 1997
Page 3

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     our  conclusions  based  upon the  documents  reviewed  by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact would affect the opinions expressed herein.

          (iii) We have not been asked to, and we do not, render any opinion other than with respect to the Florida income tax matters referred to above. Specifically, we render no opinion concerning any Federal tax matters, matters of other states, local tax matters, or any other Florida tax matters, including, but not limited to, those involving intangible taxes, documentary stamps and ad valorem taxes.

          (iv) We have assumed that the Plan as submitted to us has been or will be duly and validly authorized and approved and adopted and that all parties will comply with the terms and conditions of the Plan as submitted to us, and that the Representations are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing.

          (v) We have assumed that the Peabody & Brown Opinion will be rendered in exactly the form attached hereto, that the assumptions therein are correct and that the opinions rendered in item Nos. 1-13 of the Peabody & Brown Opinion are accurate and correct.

          (vi)  We  have  assumed  that  there  are  no  other   agreements   or
     understandings among the parties which would modify the terms of the Plan or the respective rights or obligations of the parties under the Plan.

          (vii) We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, statistical or other information furnished to anyone in connection with the Plan and express no opinion with respect thereto.

          (viii) Our opinions expressed herein are specifically qualified by reference to, and are based solely upon, laws, rules and regulations in effect on the date hereof, and are subject to modification to the extent such laws, rules and regulations may be changed in the future with retroactive affect.


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Board of Directors
Harbor Federal Savings Bank
December 9, 1997
Page 4

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          (ix) The opinions  expressed herein are rendered as of the date hereof and do not purport to analyze, evaluate or consider the legal effect of any event subsequent to the date hereof. We do not undertake (and expressly disclaim) any obligation to inform you of any changes in the facts, statutes, rules, regulations or case law coming to our attention or occurring after the date of this opinion letter.

          (x) We are qualified to practice law only in Florida, and we are not experts in, and express no opinion as to, the laws of any other State or jurisdiction other than the State of Florida.

          (xi) No opinions are implied or to be inferred beyond the opinions expressly stated herein.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement on Form S-1 ("Form S-1") to be filed by the Holding Company with the Securities and Exchange Commission, and as an exhibit to the Mutual Holding Company's Application for Conversion on the Form AC as filed with the OTS ("Form AC"), and to the references to our firm in the Prospectus which is part of both the Form S-1 and the Form AC.

                                   Sincerely,

                                   DEAN, MEAD, EGERTON, BLOODWORTH, CAPOUANO
                                        & BOZARTH, P.A.

                                   /s/ Steven C. Lee
                                   -----------------
                                   Steven C. Lee, Vice President

SCL/cdj
Enclosure